Exhibit 10.1

LOAN AND SECURITY AGREEMENT

INTRAWARE, INC.

LOAN AND SECURITY AGREEMENT

TABLE OF CONTENTS

Heading				Page

1.	ACCOUNTING AND OTHER TERMS

2.	LOAN AND TERMS OF PAYMENT
	2.1	Promise to Pay
		2.1.1	Equipment Advances
		2.1.2	Term Loan
	2.2	Interest Rate, Payments
		2.2.1	Equipment Advances
		2.2.2	Term Loan
	2.3	Fees
		2.3.1	Bank Expenses
		2.3.2	Loan Fee

3.	CONDITIONS OF LOANS
	3.1	Conditions Precedent to Initial Credit Extension
	3.2	Conditions Precedent to all Credit Extensions

4.	GRANT OF SECURITY INTEREST

5.	REPRESENTATIONS AND WARRANTIES
	5.1	Due Organization and Authorization
	5.2	Collateral
	5.3	Litigation
	5.4	No Material Adverse Change in Financial Statements
	5.5	Solvency
	5.6	Regulatory Compliance
	5.7	Investments
	5.8	Full Disclosure

6.	AFFIRMATIVE COVENANTS
	6.1	Government Compliance
	6.2	Financial Statements, Reports, Certificates
	6.3	Inventory; Returns
	6.4	Taxes
	6.5	Insurance
	6.6	Deposits
	6.7	Financial Covenants
	6.8	Further Assurances Regarding Collateral

7.	NEGATIVE COVENANTS
	7.1	Dispositions
	7.2	Changes in Business, Ownership, Management or Business Locations
	7.3	Mergers or Acquisitions
	7.4	Indebtedness
	7.5	Encumbrances
	7.6	Distributions; Investments
	7.7	Transactions with Affiliates

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	7.8	Subordinated Debt
	7.9	Compliance
	7.10	Registration of Intellectual Property Rights

8.	EVENTS OF DEFAULT
	8.1	Payment Default
	8.2	Covenant Default
	8.3	Material Adverse Change
	8.4	Attachment
	8.5	Insolvency
	8.6	Other Agreements
	8.7	Judgments
	8.8	Misrepresentations

9.	BANK’S RIGHTS AND REMEDIES
	9.1	Rights and Remedies
	9.2	Power of Attorney
	9.3	Accounts Collection
	9.4	Bank Expenses
	9.5	Bank’s Liability for Collateral
	9.6	Remedies Cumulative
	9.7	Demand Waiver

10.	NOTICES

11.	CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

12.	GENERAL PROVISIONS
	12.1	Successors and Assigns
	12.2	Indemnification
	12.3	Time of Essence
	12.4	Severability of Provisions
	12.5	Amendments in Writing, Integration
	12.6	Counterparts
	12.7	Survival
	12.8	Confidentiality
	12.9	Attorneys’ Fees, Costs and Expenses

13.	DEFINITIONS

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EXHIBITS

EXHIBIT A  — DESCRIPTION OF COLLATERAL

EXHIBIT B  — LOAN PAYMENT/ADVANCE REQUEST FORM

EXHIBIT C  — FORM OF LOAN AGREEMENT SUPPLEMENT

EXHIBIT D  — COMPLIANCE CERTIFICATE

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LOAN AND SECURITY AGREEMENT

                This LOAN AND SECURITY AGREEMENT dated as of the Effective Date between SILICON VALLEY BANK, a California-chartered bank (“Bank”) whose address is 3003 Tasman Drive, Santa Clara, California 95054, and INTRAWARE, INC., a Delaware corporation (“Borrower”) whose address is 25 Orinda Way, Orinda, California 94563, provides the terms on which Bank will lend to Borrower and Borrower will borrow from Bank. The parties agree as follows:

1.             ACCOUNTING AND OTHER TERMS.

                Accounting terms not defined in this Agreement will be construed in accordance with GAAP, and all calculations and determinations shall be made in accordance with GAAP.  The term “financial statements” includes the notes and schedules.  The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any other Loan Document.  Capitalized terms in this Agreement shall have the respective meanings set forth in Section 13.

2.             LOAN AND TERMS OF PAYMENT.

2.1          Promise to Pay.

                Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of all Credit Extensions.

2.1.1       Equipment Advances.

(a)           Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower equipment advances (the “Equipment Advances”) in an aggregate amount not to exceed the Committed Equipment Line.  The Equipment Advances may only be used to purchase Eligible Equipment purchased after the Effective Date.  Each Equipment Advance, when repaid, may not be re-borrowed.  Bank’s obligation to make Equipment Advances shall terminate on the earlier of (i) the occurrence and continuance of an Event of Default, or (ii) the Commitment Termination Date.  Each Equipment Advance shall be for an amount greater than or equal to $50,000.  The Equipment Advances shall be made during the twelve-month period commencing on the Effective Date and ending on the Commitment Termination Date, and the proceeds thereof shall be used to reimburse Borrower for 100% of the Book Value of Eligible Equipment purchased by Borrower during such twelve-month period.

(b)           To obtain an Equipment Advance, Borrower will deliver to Bank, by 3:00 p.m., Pacific Time, at least one (1) Business Day before the proposed Funding Date, a completed supplement in the form attached hereto as Exhibit C (“Loan Supplement”) signed by a Responsible Officer or his or her designee, copies of invoices for the Financed Equipment and such additional information as Bank may request.  On the Funding Date, Bank will specify in the Loan Supplement the interest rate and the Payment Dates.  If Borrower satisfies the conditions precedent for the making of the Equipment Advances specified herein, Bank will disburse such Equipment Advance by internal transfer to Borrower’s deposit account with Bank.  The Loan Supplement for each Equipment Advance shall be considered a promissory note evidencing the amounts due under such Equipment Advance.

(c)           Bank’s obligation to make the Equipment Advances will terminate if, in Bank’s sole discretion, there has been a Material Adverse Change or there has occurred any material adverse deviation from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

2.1.2       Term Loan.

(a)           Subject to the terms and conditions of this Agreement, Bank agrees to make a Term Loan to the Borrower.  The proceeds of the Term Loan shall only be used to pay off the outstanding amounts owing by Borrower on the GATX Debt.  The Term Loan shall be made during the one-month period immediately following the Effective Date.

(b)           To obtain the Term Loan, Borrower will deliver to Bank, by 3:00 p.m., Pacific Time, at least one (1) Business Day prior to the proposed Funding Date, a completed Loan Payment/Advance Request (in the form attached hereto as Exhibit B) and such additional information as Bank may reasonably request.  If Borrower satisfies the conditions precedent for the making of the Term Loan specified herein, Bank will disburse the proceeds of the Term Loan on the Funding Date (not to be unreasonably delayed) by internal transfer to Borrower’s deposit account with Bank.

2.2          Interest Rate, Payments.

2.2.1       Equipment Advances.

                (a)           Borrower will repay each of the Equipment Advances in accordance with this Section 2.2.1.  Each Equipment Advance shall amortize and be payable in equal monthly payments (each, a “Scheduled Payment”) of principal over the Repayment Period for the Equipment Advances, plus accrued and unpaid interest thereon, commencing on the first day of the calendar month following the Commitment Termination Date and continuing thereafter during the Repayment Period on the first day of each calendar month (each, a “Payment Date”) until the Equipment Maturity Date for the Equipment Advances, at which time all unpaid principal and accrued interest shall be due and payable in full.  In addition, Borrower will pay accrued and unpaid interest only on each Equipment Advance on the first day of each month, commencing in the month following the Funding Date of such Equipment Advance, until Scheduled Payments commence on such Equipment Advance.  When a payment is due on a day that is not a Business Day, the payment shall be due on the next Business Day and additional interest and fees shall accrue to such date.  Payments received after 12:00 noon, Pacific Time, are considered received at the opening of business on the next Business Day.  Each Equipment Advance may be prepaid at any time without premium or penalty.

                (b)           Each Equipment Advance will bear interest at the per annum rate of interest equal to the greater of (i) Prime Rate plus one percent (1.00%) or (ii) five and one-quarter percent (5.25%).  Any amounts outstanding during the continuance of an Event of Default shall bear interest at a per annum rate equal to five percent (5.00%) in excess of the rate otherwise from time to time in effect but for the occurrence of the Event of Default.  If any change in the law increases Bank’s expenses or decreases its return from the Equipment Advances (other than a change in law that results in such increase or decrease solely because such change increases the taxes payable by Bank upon its net revenues), Borrower will pay Bank upon request the amount of such increase of expenses or an amount equal to the difference between Bank’s anticipated return from the Equipment Advances and the decreased return actually received by Bank (as the case may be).

                (c)           If the Equipment Advances are accelerated following the occurrence of an Event of Default, then Borrower will immediately pay to Bank, without duplication, (i) all unpaid Scheduled Payments (including principal and interest), (ii) the principal amount of all remaining Scheduled Payments, (iii) all accrued and unpaid interest, including the default rate of interest, to the date of the prepayment, and (iv) all other sums, if any, that shall have become due and payable with respect to the Equipment Advances.

2.2.2       Term Loan.

                (a)           Borrower will repay the Term Loan in accordance with this Section 2.2.2.  The Term Loan shall amortize and be payable in equal monthly payments (each, a “Scheduled Payment”) of principal over the Repayment Period for the Term Loan, plus accrued and unpaid interest thereon, commencing on the first day of the calendar month following the Funding Date of the Term Loan and continuing thereafter during the Repayment Period for the Term Loan on the first day of each calendar month (each, a “Payment Date”) until the Term Loan Maturity Date, at which time all unpaid principal and accrued interest shall be due and payable in full.  When a payment is due on a day that is not a Business Day, the payment shall be due on the next Business Day and additional interest and fees shall accrue to such date.  Payments received after 12:00 noon, Pacific Time, are considered received at the opening of business on the next Business Day.  The Term Loan may be prepaid at any time without premium or penalty.

                (b)           The Term Loan will bear interest at the per annum rate of interest equal to the greater of (i) Prime Rate plus one percent (1.00%) or (ii) five and one-quarter percent (5.25%).  Any amounts outstanding during the continuance of an Event of Default shall bear interest at a per annum rate equal to five percent (5.00%) in excess of the rate otherwise from time to time in effect but for the occurrence of the Event of Default.  If any change in the law increases Bank’s expenses or decreases its return from the Term Loan (other than a change in law that results in such increase or decrease solely because such change increases the taxes payable by Bank upon its net revenues), Borrower will pay Bank upon request the amount of such increase of expenses or an amount equal to the difference between Bank’s anticipated return from the Term Loan and the decreased return actually received by Bank (as the case may be).

                (c)           If the Term Loan is accelerated following the occurrence of an Event of Default, then Borrower will immediately pay to Bank, without duplication, (i) all unpaid Scheduled Payments (including principal and interest), (ii) the principal amount of all remaining Scheduled Payments, (iii) all accrued and unpaid interest, including the default rate of interest, to the date of the prepayment, and (iv) all other sums, if any, that shall have become due and payable with respect to the Term Loan.

2.3          Fees.

2.3.1       Bank Expenses.

                Borrower will pay all Bank Expenses (including reasonable attorneys’ fees and reasonable expenses) incurred through and after the date of this Agreement; provided, however, that Borrower’s obligations to pay attorneys’ fees incurred by Bank up to the Effective Date shall be limited to $8000.00.  All Bank Expenses are due and payable upon demand from Bank.

2.3.2       Loan Fee.

                Borrower will pay Bank the Loan Fee on or before the Effective Date.

3.             CONDITIONS OF LOANS.

3.1          Conditions Precedent to Initial Credit Extension.

                Bank’s obligation to make the first Credit Extension is, in addition to the other applicable conditions precedent set forth in this Section 3, subject to the satisfaction of the following conditions precedent:

(i)    Bank shall have received the agreements, documents and fees that it requires;

(ii)   Bank shall have received from Borrower evidence satisfactory to Bank showing Bank as loss payee on all of Borrower’s insurance policies pursuant to Section 6.5 hereof;
(iii)  Borrower shall have granted to Bank a warrant to purchase that number of shares of Borrower’s preferred stock at an exercise price per share as more fully set forth in the Warrant; and
(iv)  Borrower shall have opened investment and depository accounts with Bank or an Affiliate of Bank such that Borrower is in compliance with Section 6.6 hereof.

3.2          Conditions Precedent to all Credit Extensions.

                Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the satisfaction of the following conditions precedent:

(i)    Bank shall have timely received any Loan Payment/Advance Request Form;
(ii)   Bank shall have timely received any Loan Supplement; and
(iii)  The representations and warranties in Section 5 shall be true in all material respects on the date of the Loan Payment/Advance Request Form and the Loan Supplement, and on the effective date of each Credit Extension, and no Event of Default shall have occurred and be continuing, or result from the Credit Extension. Each Credit Extension constitutes Borrower’s representation and warranty on that date that the representations and warranties of Section 5 remain true in all material respects; provided, however, that as to each Credit Extension after the Effective Date any representation and warranty expressly referring to a specific date shall be true and correct in all material respects as of such specified date only.

4.             GRANT OF SECURITY INTEREST.

                Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and the performance of each of Borrower’s duties under the Loan Documents.  Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral.  Upon the occurrence of an Event of Default, Bank may place a “hold” on any deposit account pledged as Collateral. Bank may also deliver a notice of exclusive control, entitlement order or other instructions pursuant to a control agreement, but only after an Event of Default has occurred and is continuing.  If this Agreement is terminated, Bank’s lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

5.             REPRESENTATIONS AND WARRANTIES.

                Borrower represents and warrants as follows:

5.1          Due Organization and Authorization.

(a)           Borrower and each Subsidiary is duly existing and in good standing in its jurisdiction of formation and is qualified and licensed to do business in, and in good standing in, each jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.  Borrower is a Delaware corporation.

(b)           The execution, delivery and performance by Borrower of the Loan Documents have been duly authorized and do not conflict with Borrower’s formation documents or constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2          Collateral.

                Borrower has good title to its Collateral, free of Liens except Permitted Liens.  The Accounts are bona fide, existing obligations, and the service or property that is the subject of each Account has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor.  Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor.  All Inventory is in all material respects of good and marketable quality, free from material defects.  Borrower owns or possesses adequate rights to use all of its respective Intellectual Property, except for non-exclusive licenses granted to its respective customers in the ordinary course of business.  To the best of Borrower’s knowledge, each Patent is valid and enforceable, no part of the Intellectual Property has been judged invalid or unenforceable (in whole or in part), and Borrower has no knowledge that any claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim, if the subject of an unfavorable decision, ruling or finding, could not reasonably be expected to cause a Material Adverse Change.

5.3          Litigation.

                Except as shown in the Disclosure Letter, there are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers, threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4          No Material Adverse Change in Financial Statements.

                All separate or consolidated financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material respects such entity’s separate and consolidated financial condition and separate and consolidated results of operations.  There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5          Solvency.

                The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities.  Borrower is not left with unreasonably small capital after the transactions contemplated in this Agreement, and Borrower is able to pay its debts (including trade debts) as they mature.

5.6          Regulatory Compliance.

                Neither Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act.  Neither Borrower nor any Subsidiary is engaged, as one of its material activities, in extending credit for margin stock (under Regulations T and U promulgated by the Board of Governors of the Federal Reserve System).  Borrower has complied in all material respects with the Federal Fair Labor Standards Act.  Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change.  None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating or transporting any hazardous substance other than in a legal manner in compliance with all environmental laws and regulations.  Each of Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP.  Each of Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Change.

5.7          Investments.

                Borrower owns no stock, partnership interest or other equity securities except for Permitted Investments.

5.8          Full Disclosure.

                No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading, it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6.             AFFIRMATIVE COVENANTS.

                Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations:

6.1          Government Compliance.

                Borrower will maintain its and all Subsidiaries’ legal existence and good standing in its respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to result in a Material Adverse Change.  Borrower will comply, and cause each Subsidiary to comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business or operations or could reasonably be expected to cause a Material Adverse Change.

6.2          Financial Statements, Reports, Certificates.

(a)           Borrower will deliver to Bank:  (i) as soon as available, but no later than 30 days after the last day of each month, company-prepared unaudited balance sheets and income statements covering the operations of Borrower and its Subsidiaries during the period, certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available but no later than 180 days after the last day of Borrower’s fiscal year, audited financial statements for Borrower and its Subsidiaries prepared under GAAP, consistently applied, together with an  opinion which is unqualified (other than a “going concern” qualification) on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) a prompt report of any legal actions pending or, to the knowledge of Borrower, threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $250,000 or more; (iv) as soon as available, but at least annually after the end of each fiscal year of Borrower and in all cases no later than 15 days following board approval, a copy of Borrower’s board-approved projections for the following year, and (v) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower or any Subsidiary in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that could reasonably be expected to materially adversely affect the value of the Intellectual Property.

(b)           Within 30 days after the last day of each month, Borrower will deliver to Bank a Compliance Certificate in the form attached hereto as Exhibit D, along with aged listings by invoice date of accounts receivable, all signed by a Responsible Officer.

(c)           Bank may audit the Collateral at Borrower’s expense at any time after an Event of Default has occurred and is continuing.

6.3          Inventory; Returns.

                Borrower will keep all Inventory in good and marketable condition, free from material defects.  Returns and allowances between Borrower and its account debtors will follow Borrower’s customary practices as they exist at execution of this Agreement.  Borrower must promptly notify Bank when the aggregate value of all returns, recoveries, disputes and claims with respect to a single customer involves more than $200,000.

6.4          Taxes.

                Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5          Insurance.

                Borrower will keep its business and the Collateral insured for risks and in amounts as Bank may reasonably request.  Insurance policies will be in forms, with companies, and in amounts that are reasonably satisfactory to Bank.  All property policies will have a lender’s loss payable endorsement showing Bank as an additional loss payee, all liability policies will show the Bank as an additional insured, and all policies will provide that the insurer must give Bank at least 20 days notice before canceling its policy.  At Bank’s request, Borrower will deliver certified copies of policies and evidence of all premium payments. So long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy to the replacement or repair of destroyed or damaged property; provided that, at the occurrence and during the continuance of an Event of Default, all proceeds payable under any such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations.

6.6          Deposits.

                Borrower shall at all times maintain its primary operating and investment accounts with the Bank.  Borrower shall maintain at least 75% of its total Unrestricted Cash and mutual funds accounts in accounts with Bank or an Affiliate of Bank.

6.7          Financial Covenants.

                (a)  Borrower will maintain, as of the last day of each month, a Modified Quick Ratio of at least 1.50 to 1.00.

                (b)  Borrower will maintain, as of the last day of each fiscal quarter and based on Borrower’s 2003 FYE, maximum Loss from Operations through the end of such period in an amount not greater than the following:

Period	Maximum Loss From Operations
05/29/03 - 08/28/03	<$1,500,000>
08/29/03 - 11/28/03	<$900,000>
11/29/03 - 02/29/04	<$200,000>

For each period thereafter, Bank shall reset the levels for maximum Loss from Operations, using the same or similar methodology as was utilized by Bank to set the levels for maximum Loss from Operations set forth above, based upon the new projections for Borrower’s fiscal year 2005 as approved by Borrower’s board of directors; provided, that if such new projections are not acceptable to Bank, Bank may reset the levels for maximum Loss from Operations based upon such other criteria as Bank may reasonably select.

6.8          Further Assurances Regarding Collateral.

                Borrower will execute all further instruments and take all further actions as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral and to effect the purposes of this Agreement, including without limitation providing Bank with control agreements, in form and substance acceptable to Bank, for any and all deposit and securities accounts maintained by Borrower.

7.             NEGATIVE COVENANTS.

                For so long as Bank has an obligation to lend or there are any outstanding Obligations, Borrower will not do any of the following without Bank’s prior written consent, which will not be unreasonably withheld:

7.1          Dispositions.

                Borrower will not convey, sell, lease, transfer or otherwise dispose of (collectively “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers  of:  (i) Inventory in the ordinary course of business; (ii) non-exclusive licenses, exclusive licenses for territories outside of the United States or for specified fields of use  and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) worn-out or obsolete Equipment; (iv) cash or cash equivalents that otherwise comply with all terms of the Loan Documents; or (v) Transfers otherwise permitted by this Section 7.

7.2          Changes in Business, Ownership, Management or Business Locations.

                Borrower will not engage in, or permit any of its Subsidiaries to engage in, any business other than the businesses currently engaged in by Borrower and its Subsidiaries, or businesses reasonably related thereto.  There shall not be a Change of Control.  Borrower will not, without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations in which Borrower maintains or stores over $100,000 in Borrower’s assets or property.

7.3          Mergers or Acquisitions.

                Borrower will not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person unless Borrower ( or such Subsidiary, as the case may be) is the surviving entity, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except where the cash consideration to be paid by Borrower in all such transactions does not exceed $150,000.00 in the aggregate and no Event of Default has occurred and is continuing or would exist after giving effect to the transaction.  A Subsidiary may merge or consolidate into another Subsidiary or into Borrower, so long as Borrower remains the obligor of all Obligations.

7.4          Indebtedness.

                Borrower will not create, incur, assume or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5          Encumbrances.

                Borrower will not create, incur or allow to exist any Lien on any of its properties, or assign or convey any right to receive income (including the sale of any Accounts), or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest herein granted to Bank, subject to Permitted Liens.

7.6          Distributions; Investments.

                Borrower will not:  (i) directly or indirectly acquire or own any Person, or make any Investment in any Person (other than Permitted Investments or Investments permitted by Section 7.3 hereof), or permit any of its Subsidiaries to do so; or (ii) except for Permitted Distributions, pay any dividends or make any distribution or payment related to, or redeem, retire or purchase any of, its capital stock.

7.7          Transactions with Affiliates.

                Borrower will not directly or indirectly enter into or permit any material transaction with any Affiliate on terms less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, except transactions that are in the ordinary course of Borrower’s business.

7.8          Subordinated Debt.

                Borrower will not make or permit any payment on any Subordinated Debt except under the express terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank’s prior written consent.

7.9          Compliance.

                Borrower will not, or permit any of its Subsidiaries to: (i) become an “investment company” or a company controlled by an “investment company,” under the Investment Company Act of 1940, or undertake as one of its material activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; (ii) fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction (as defined in ERISA) to occur; or (iii) fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change.

7.10        Registration of Intellectual Property Rights.

                Borrower shall not register any Copyrights or Mask Works with the United States Copyright Office unless it has given at least fifteen (15) days’ prior notice to Bank of its intent to register such Copyrights or Mask Works and has provided Bank with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto).  Borrower shall promptly provide to Bank a copy of the Copyright application(s) filed with the United States Copyright Office.  Borrower shall provide written notice to Bank of any application filed by Borrower in the United States Patent and Trademark Office for a patent, or to register a trademark or service mark, within 30 days of any such filing.

8.             EVENTS OF DEFAULT.

8.1          Payment Default.

                Borrower fails to pay any of the Obligations within four Business Days after their due date.  During the four Business-Day period, the failure to cure the default is not itself an Event of Default (but Bank shall have no obligation to make a Credit Extension during the four Business-Day period).

8.2          Covenant Default.

                (a)           Borrower fails to perform any obligation under Section 6.6 or Section 6.7, or violates any of the covenants in Article 7 of this Agreement, or

                (b)           Borrower fails or neglects to perform, keep or observe any other material term, provision, condition, covenant or agreement in this Agreement, in any other Loan Documents or in any other present or future agreement between Borrower and Bank and, as to any default under such other term, provision, condition, agreement or covenant that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten-day period, and such default is likely to be cured within a reasonable time thereafter, then Borrower shall have an additional reasonable time period (which shall not in any case exceed ten additional days) to cure such default.  During the ten-day period and (if applicable) the additional ten-day period, the failure to cure the default is not itself an Event of Default (but Bank shall have no obligation to make a Credit Extension during such periods).

8.3          Material Adverse Change.

                There occurs (i) a material adverse change in the business, operations or condition (financial or otherwise) of the Borrower, (ii) a material impairment of the prospect of repayment of any portion of the Obligations, or (iii) a material impairment to the value or priority of Bank’s security interest in the Collateral (or any material portion thereof).

8.4          Attachment.

                Any material portion of Borrower’s assets is attached, seized or levied on, or comes into possession of a trustee or receiver, and the attachment, seizure or levy is not removed, or the possession by a trustee or receiver is not terminated, in 15 days; or Borrower is enjoined, restrained or prevented by court order from conducting a material part of its respective businesses; or one or more judgments or other claims for more than $250,000 in the aggregate becomes a Lien on all or any portion of Borrower’s assets; or a notice of lien, levy or assessment is filed against any of Borrower’s assets by any government agency and not paid within 15 days after Borrower receives notice thereof.  None of the foregoing is an Event of Default if stayed or if a bond is posted pending contest by Borrower (but Bank shall have no obligation to make a Credit Extension during such stay period or pending contest).

8.5          Insolvency.

                Borrower becomes insolvent or begins an Insolvency Proceeding, or an Insolvency Proceeding is begun against Borrower and is not dismissed or stayed within 45 days (but Bank shall have no obligation to make a Credit Extension before any Insolvency Proceeding is dismissed).

8.6          Other Agreements.

                There is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $250,000 or that could reasonably be expected to cause a Material Adverse Change.

8.7          Judgments.

                A money judgment(s) in the aggregate of at least $250,000 is rendered against Borrower and is unsatisfied and unstayed for 15 days (but Bank shall have no obligation to make a Credit Extension before the judgment is stayed or satisfied).

8.8          Misrepresentations.

                Borrower or any Person acting for Borrower, makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or in order to induce Bank to enter this Agreement or any Loan Document.

9.             BANK’S RIGHTS AND REMEDIES.

9.1          Rights and Remedies.

                When an Event of Default occurs and is continuing and any period for cure has expired Bank may, without notice or demand, do any or all of the following:

(a)           Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b)           Stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c)           Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

(d)           Make any payments and do any acts that Bank considers necessary or reasonable to protect its security interest in the Collateral, and in furtherance thereof: (i) Borrower will assemble the Collateral if Bank requires and make it available as Bank designates; (ii) Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred; and (iii) Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(e)           Apply to the Obligations any (i) balances and deposits of Borrower that Bank holds, and (ii) amounts held by Bank owing to or for the credit or the account of Borrower;

(f)            Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell the Collateral, and in furtherance thereof: (i) Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral; and (ii) Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit in connection with the foregoing; and

(g)           Dispose of the Collateral according to the Code.

9.2          Power of Attorney.

                Borrower irrevocably appoints and constitutes Bank as its lawful attorney-in-fact, with full power and in the name of Borrower, to do all of the following upon the occurrence and continuation of an Event of Default:  (i)  endorse Borrower’s name on any checks or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle and adjust all claims under Borrower’s insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits.  Notwithstanding the foregoing, Bank may exercise the power of attorney to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred.  Bank’s appointment as Borrower’s attorney-in-fact, and all of Bank’s rights and powers, are coupled with an interest and irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3          Accounts Collection.

                When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank’s security interest in the funds and verify the amount of the Account.  Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4          Bank Expenses.

                If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies that Bank deems prudent.  Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then-applicable rate and secured by the Collateral.  No payments by Bank are deemed an agreement to make similar payments in the future or constitute Bank’s waiver of any Event of Default.

9.5          Bank’s Liability for Collateral.

                If Bank complies with reasonable banking practices and the Code, it shall not be liable for: (i) the safekeeping of the Collateral; (ii) any loss or damage to the Collateral; (iii) any diminution in the value of the Collateral; or (iv) any act or default of any carrier, warehouseman, bailee, or other person.  Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6          Remedies Cumulative.

                Bank’s rights and remedies under this Agreement, the other Loan Documents and all other agreements are cumulative.  Bank has all rights and remedies provided under the Code, by law and in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election or acquiescence. No waiver is effective unless signed by Bank, and then is only effective for the specific instance and purpose for which it was given.

9.7          Demand Waiver.

                Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of accounts, documents, instruments, chattel paper and guaranties held by Bank on which Borrower is liable.

10.          NOTICES.

                All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, (postage prepaid, return receipt requested) or by telefacsimile to the addresses set forth at the beginning of this Agreement.  A party may change its notice address by giving the other party written notice thereof.

11.          CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER.

                California law governs the Loan Documents without regard to principles of conflicts of law.  Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.          GENERAL PROVISIONS.

12.1        Successors and Assigns.

                This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not assign this Agreement or any rights under it without Bank’s prior written consent, which may be granted or withheld in Bank’s discretion.  Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement.

12.2        Indemnification.

                Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against:  (i) all obligations, demands, claims and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents, except to the extent they are caused by the gross negligence or willful misconduct of Bank; and (ii) all losses and Bank Expenses incurred or paid by Bank from, following or consequential to transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except to the extent such losses and Bank Expenses are caused by the gross negligence or willful misconduct of Bank.

12.3        Time of Essence.

                Time is of the essence for the performance of all obligations in this Agreement.

12.4        Severability of Provisions.

                Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5        Amendments in Writing, Integration.

                All amendments to this Agreement must be in writing and signed by Borrower and Bank.  This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements.  All prior agreements, understandings, representations, warranties and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the other Loan Documents.

12.6        Counterparts.

                This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all of which, taken together, constitute one Agreement.

12.7        Survival.

                All covenants, representations and warranties made in this Agreement continue in full force while  any Obligations remain outstanding.  The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8        Confidentiality.

                In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, and disclosure of information may be made by Bank: (i) to Bank’s subsidiaries or Affiliates in connection with their business with Borrower; (ii) to prospective transferees or purchasers of any interest in the Loan Documents; (iii) as required by law, regulation, subpoena or other order; (iv) as required in connection with Bank’s examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement.  All information (other than that contained in any periodic reports filed by Borrower with the SEC) disclosed by Borrower to  Bank in writing or through inspection pursuant to this Agreement shall be considered confidential.  Notwithstanding the foregoing, however, confidential information shall not include information that either:  (i) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9        Attorneys’ Fees, Costs and Expenses.

In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13.          DEFINITIONS.

                In this Agreement:

                “Accounts” are all existing and later arising accounts, contract rights and other obligations owed to Borrower in connection with its sale or lease of goods (including the licensing of software and other technology) or provision of services, all credit insurance, guaranties, other security and  all merchandise returned or reclaimed by Borrower, and Borrower’s Books relating to any of the foregoing.

                “Advances” are the aggregate of (i) the then-outstanding principal balance of the Term Loan and (ii) the then-outstanding principal balance of the Equipment Advances.

                “Affiliate” of a Person is a Person that owns or directly or indirectly controls the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

                “Bank Expenses” are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals and Insolvency Proceedings).

                “Book Value” means the difference between the Original Stated Cost of an asset and its related accumulated depreciation.

                “Borrower’s Books” are all of Borrower’s books and records, including ledgers, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

                “Business Day” is any day that is not a Saturday, Sunday or other day on which the Bank is closed.

                “Change of Control” is an event or series of events by which any Person or group of Persons (within the meaning of Section 13 or Section 14 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act), directly or indirectly, of 40% or more of the outstanding shares of capital stock of Borrower.

                “Closing Date” is the Effective Date.

                “Code” is the Uniform Commercial Code, as applicable.

                “Collateral” is the property described on Exhibit A attached hereto.

                “Committed Equipment Line” is $500,000 of Equipment Advances.

                “Commitment Termination Date” is the one-year anniversary of the Effective Date.

                “Compliance Certificate” is attached hereto as Exhibit D.

                “Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co–made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices;  but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

                “Copyrights” are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

                “Credit Extension” is each Equipment Advance, the Term Loan and any other extension of credit made by Bank to Borrower or for Borrower’s benefit.

                “Disclosure Letter” means the disclosure letter delivered by Borrower to Bank concurrently with the execution and delivery by Borrower of this Agreement.

                “Dollars” and “$” is United States dollars.

                “Effective Date” is August 1, 2003.

                “Eligible Equipment” is new or used general purpose computer equipment, office equipment, test and laboratory equipment and furnishings that are located within the United States, as well as Other Equipment, that complies with all of Borrower’s representations and warranties to Bank, that is located within the United States and that is acceptable to Bank in all respects.

                “Equipment” is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

                “Equipment Advance” is defined in Section 2.1.1.

                “Equipment Maturity Date” is, as to each Equipment Advance, the last day of the Repayment Period for the Equipment Advances or, if earlier, the date of acceleration of the Equipment Advance by Bank following an Event of Default.

                “ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.

                “Event of Default” is the occurrence of any event described in Article 8 and the expiration of the cure period (if any) provided for such event.

                “Financed Equipment” is Equipment financed with the proceeds of an Equipment Advance or the Term Loan.

                “Funding Date” of an Equipment Advance or the Term Loan is the date on which the proceeds of the respective Equipment Advance or the Term Loan are made available to or for the account of Borrower.

                “GAAP” is generally accepted accounting principles, consistently applied over the period(s) in question.

                “GATX Debt” is the sum of $1,982,945.00, which is the negotiated amount to be paid by Borrower to GATX Technology Services Corporation for termination of Master Lease Agreement No. 2029 dated May 9, 2000, the Lease Schedule thereto dated November 1, 2001 and all related schedules, amendments, documents and instruments between GATX Technology Services Corporation and Borrower, inclusive of sales tax.

                “Indebtedness” is (i) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (ii) obligations evidenced by notes, bonds, debentures or similar instruments, (iii) capital lease obligations and (iv) Contingent Obligations.

                “Insolvency Proceedings” are proceedings by or against any Person under the United States Bankruptcy Code or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement or other relief.

                “Intellectual Property” is:

(i)            Copyrights, Trademarks, Patents and Mask Works, including all amendments, renewals, extensions and licenses or other rights to use same, and all license fees and royalties from the use of same;

(ii)           Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

(iii)          All design rights which may be available to Borrower now or later created, acquired or held;

(iv)          Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above; and

(v)           All proceeds and products of the foregoing, including all insurance, indemnity and warranty payments.

                “Inventory” is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

                “Investment” is any beneficial ownership (including stock, partnership interest or other securities) of any Person, or any loan, advance or capital contribution to any Person.

                “Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

                “Loan Documents” are, collectively, this Agreement, any note or notes and any other present or future agreement between Borrower to or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated from time to time.

                “Loan Fee” is an amount equal to $6,250.

                “Loan Supplement” is attached hereto as Exhibit C.

                “Loss from Operations” shall be the amount reported by Borrower in the “Loss from operations” line of its consolidated statements of operations contained in its Quarterly Report on Form 10-Q as filed with the SEC for each of its second and third fiscal quarters, and in its Annual Report on Form 10-K as filed with the SEC for its fourth fiscal quarter.  This amount shall equal Borrower’s total revenues, less total cost of revenues, less total operating expenses, as those items are reported in such consolidated statements of operations.  It shall exclude below-the-line items, including without limitation interest expense, interest and other income and expenses, discontinued operations, extraordinary items, cumulative changes in accounting principles and taxes.

                “Mask Works” are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

                “Material Adverse Change” is described in Section 8.3.

                “Modified Quick Ratio” is the ratio equal to a fraction, the numerator of which is the sum of Unrestricted Cash and cash equivalents plus fifty percent (50%) of the net Accounts of Borrower (as reflected on Borrower’s balance sheet) and the denominator of which is the then-outstanding principal balance of the Term Loan and all Equipment Advances.

                “Obligations” are debts, principal, interest, Bank Expenses and other amounts that Borrower owes to Bank now or later, including cash management services, letters of credit and foreign exchange contracts (if any) and including interest accruing after Insolvency Proceedings begin, and debts, liabilities or obligations of Borrower assigned to Bank.

                “Original Stated Cost” is (i), the original cost to the Borrower of the item of new Eligible Equipment net of any and all freight, installation, tax (except to the extent Eligible Equipment constitutes Other Equipment) or  (ii) the fair market value assigned to such item of used Eligible Equipment by mutual agreement of Borrower and Bank at the time of making of an Equipment Advance.

                “Other Equipment” is leasehold improvements, taxes, freight, installation, intangible property such as computer software and software licenses, equipment specifically designed or manufactured for Borrower, other intangible property, limited use property and other similar property.

                “Patents” are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

                “Permitted Distributions” are:

                                (i)            repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed $250,000 in the aggregate in any fiscal year; provided, that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases;

                                (ii)           the repurchase by Borrower of any of its convertible securities; provided, that Borrower remains in compliance with Section 6.7 both prior to and immediately following any such repurchase; and

                                (iii)          the conversion by Borrower of any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefore, and payments in cash for any fractional shares of such convertible securities.

                “Permitted Indebtedness” is:

(i)            Borrower’s Indebtedness to Bank under this Agreement or any other Loan Document;

(ii)           Indebtedness existing on the Closing Date that is acceptable to Bank and shown in the Disclosure Letter;

(iii)          Subordinated Debt;

(iv)          Indebtedness to trade creditors incurred in the ordinary course of business;

(v)           Indebtedness secured by Permitted Liens;

(vi)          Indebtedness of Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary

with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby);

(vii)         Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (i) through (vi) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be; and

(viii)        Other Indebtedness not exceeding  $250,000 in the aggregate outstanding at any time.

                “Permitted Investments” are:

(i)            Investments existing on the Closing Date that are acceptable to Bank and shown in the Disclosure Letter;

(ii)           (A)  marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within two years from its acquisition, (B) commercial paper maturing no more than one year after its creation and having the highest rating from either Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), and (C) certificates of deposit, issued by Bank or any other commercial bank organized under the laws of the United States or of any state thereof having a combined capital and surplus in excess of $750,000,000 and the highest rating from either S&P or Moody’s, maturing no more than one year after issue;

(iii)          Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower’s business;

(iv)          Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries, not to exceed $150,000 in the aggregate in any fiscal year;

(v)           Investments consisting of (A) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of Borrower’s business, and (B) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(vi)          Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;

(vii)         Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates, in the ordinary course of Borrower’s business; provided that this paragraph (vii) shall not apply to Investments of Borrower in any Subsidiary;

(viii)        Joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash investments by Borrower do not exceed $100,000 in the aggregate in any fiscal year;

(ix)           checking, savings, money market and investment accounts as permitted by this Agreement;

(x)            distributions payable solely in Borrower’s capital stock; and

(xi)           conversions of any of Borrower’s convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefore.

                “Permitted Liens” are:

(i)            Liens existing on the Closing Date that are acceptable to Bank and shown in the Disclosure Letter or arising under this Agreement or other Loan Documents;

(ii)           Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books;

(iii)          Purchase money Liens (A) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of Equipment (and all additions and accessions thereto, and the proceeds thereof), or (B) existing on Equipment when acquired, if the Lien is confined to the Equipment (and all additions and accessions thereto, and the proceeds thereof), provided that any such Lien pertaining to Eligible Equipment that is financed by the Equipment Advances must be in favor of Bank;

(iv)          Non-exclusive licenses or sublicenses granted in the ordinary course of Borrower’s business, and any interest or title of a licensor under any license or sublicense;

(v)           Leases or subleases granted in the ordinary course of Borrower’s business, including in connection with Borrower’s leased premises or leased property;

(vi)          Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (i) through (iii), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness so secured may not increase;

(vii)         Liens in favor of other financial institutions arising in connection with Borrower’s deposit accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit accounts;

(viii)        (A) Liens on real estate for real estate taxes not yet delinquent, (B)  Liens created by lease agreements, statute or common law to secure the payments of rental amounts and other sums not yet due thereunder, and (C) Liens on leasehold interests created by the lessor in favor of any mortgagee of the leased premises;

(ix)           Liens of carriers, warehousemen, mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of Borrower’s business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                (x)            Liens incurred in the ordinary course of Borrower’s business in connection with worker’s compensation, unemployment insurance, social security or similar legislation;

                (xi)           Easements, right-of-way, matters of public record, restrictions and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of such Person as currently conducted;

                (xii)          Deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of Borrower’s business and not representing an obligation for borrowed money;

                (xiii)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                (xiv)        Liens on insurance proceeds securing the payment of financed insurance premiums; and

                (xv)         Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default hereunder.

                “Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

                “Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not the lowest rate at which Bank makes loans or otherwise extends credit.  The Prime Rate may change from time to time over the term of this Agreement.

                “Repayment Period” is:  (i) as to each Equipment Advance, a period of 24 months commencing on the Commitment Termination Date; and (ii) as to the Term Loan, a period of 24 months commencing on the Funding Date of the Term Loan.

                “Responsible Officer” is each of the Chief Executive Officer and the Chief Financial Officer of Borrower.

                “Scheduled Payments” is described in Section 2.2.1 and 2.2.2.

                “Schedules” are the attached schedules of exceptions.

                “SEC” is the United States Securities and Exchange Commission.

                “Subordinated Debt” is debt incurred by Borrower that is subordinated to Borrower’s Indebtedness owed to Bank and that is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

                “Subsidiary” is, for Borrower, any business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by Borrower or one or more Affiliates of Borrower.

                “Term Loan” is the Credit Extension from Bank to Borrower in the principal amount equal to the lesser of (i) $2,000,000 or (ii) that amount needed by Borrower to repay in full the GATX Debt.

                “Term Loan Maturity Date” is the last day of the Repayment Period for the Term Loan or, if earlier, the date of acceleration of the Term Loan by Bank following an Event of Default.

                “Trademarks” are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrower connected with the trademarks.

                “Unrestricted Cash” is all cash that (i) is not subject to any Lien or (ii) does not otherwise fall within the definition of “restricted cash” as determined under GAAP.

[Signature Page Follows Immediately]

                IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized representative to execute and deliver this Agreement as of the Effective Date.

BANK:	BORROWER:

SILICON VALLEY BANK, a California-chartered bank	INTRAWARE, INC., a Delaware corporation

By: /s/ Brian Harrison	By: /s/ Wendy Nieto

Name: Brian Harrison	Name: Wendy Nieto

Title: Vice President	Title: Chief Financial Officer

EXHIBIT A

DESCRIPTION OF COLLATERAL

                The Collateral consists of all of Borrower’s right, title and interest in and to the following, whether owned now or hereafter arising and whether the Borrower has rights now or hereafter has rights therein and wherever located:

                All goods and equipment now owned or hereafter acquired, including without limitation all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

                All inventory, now owned or hereafter acquired, including without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work-in-process and finished products, including such inventory as is temporarily out of Borrower’s custody or possession or in transit and also including any returns upon any accounts or other proceeds (including insurance proceeds) resulting from the sale or disposition of any of the foregoing, and any documents of title representing any of the above;

                All contract rights and general intangibles now owned or hereafter acquired, including without limitation goodwill, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

                All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, insurance (including refund) claims and proceeds, guaranties and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

                All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter of credit rights, certificates of deposit, instruments and chattel paper and electronic chattel paper now owned or hereafter acquired, and Borrower’s Books relating to the foregoing; and

                All of Borrower’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

The Collateral shall not be deemed to include any copyrights, copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks servicemarks and applications therefore, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized by such trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damaged by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”), except that Collateral shall include the proceeds of all the Intellectual Property including proceeds from the sale, licensing or other disposition of the Intellectual Property and proceeds that are accounts (e.g., accounts receivable of Borrower, or general intangibles consisting of proceeds and rights to payment).

                Borrower and Bank are parties to that certain Negative Pledge Agreement, whereby Borrower, in connection with Bank’s loan or loans to Borrower, has agreed, among other things, not to sell, transfer, assign, mortgage, pledge, lease grant a security interest in, or encumber any of its Intellectual Property without Bank’s prior written consent in accordance with the terms thereof.

2

EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM

Fax To: __________________________                     Date: __________________________

☐ Loan Payment:

INTRAWARE, INC.

From Account # __________________________                               To Account # __________________________

                                          (Deposit Account #)                                                                           (Loan Account #)

Principal $________________________ and/or Interest $__________________________

All Borrower’s representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

Authorized Signature: __________________________ Phone Number: __________________________

☐ LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #__________________________                                To Account #_____________________________

                                 (Loan Account #)                                                                               (Deposit Account #)

Amount of Advance $__________________________

All Borrower’s representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

Authorized Signature: __________________________ Phone Number: __________________________

OUTGOING WIRE REQUEST

Complete only if all or a portion of funds from the loan advance above are to be wired.

Deadline for same day processing is 12:00 p.m., P.T.

Beneficiary Name: _________________________ Amount of Wire: $__________________________

Beneficiary Bank: _________________________  Account Number: __________________________

City and State: __________________________

Beneficiary Bank Transit (ABA) #: _ _ _ _ _ _ _ Beneficiary Bank Code (Swift, Sort, Chip, etc.): __________

(For International Wire Only)

Intermediary Bank: __________________________             Transit (ABA) #: _________________________

For Further Credit to: ______________________________________________________________________

Special Instruction: ________________________________________________________________________

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (If Required):

Print Name/Title:	Print Name/Title:

Telephone #	Telephone #

EXHIBIT C

FORM OF LOAN AGREEMENT SUPPLEMENT

LOAN AGREEMENT SUPPLEMENT No. [ ]

LOAN AGREEMENT SUPPLEMENT No. [ ], dated               , 200__ (“Supplement”), to the Loan and Security Agreement dated as of August 1, 2003 (the “Loan Agreement) by and between the undersigned (“Borrower”), and Silicon Valley Bank (“Bank”).  Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.

Borrower hereby requests an Equipment Advance in the amount of $__________________ in order to finance the Eligible Equipment set forth on Annex A hereto.  To secure the prompt payment by Borrower of all amounts from time to time outstanding under the Loan Agreement, and the performance by Borrower of all the terms contained in the Loan Agreement, Borrower grants to Bank a first priority security interest in each item of equipment and other property described in Annex A hereto and all proceeds thereof, which equipment and other property shall be deemed to be “Financed Equipment” (for purposes of the Loan Agreement) and Collateral.  The Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.  Annex A (Eligible Equipment Schedule) and Annex B (Equipment Advance Terms Schedule) are attached hereto and incorporated herein for all purposes.

The proceeds of the Loan should be transferred to Borrower’s account with Bank set forth below:

Bank Name:           Silicon Valley Bank

Account No.:        __________________

Borrower hereby certifies that (i) the foregoing information is true and correct and authorizes Bank to endorse in its respective books and records the interest rate applicable to the Funding Date of the Equipment Advance contemplated in this Loan Agreement Supplement and the principal amount set forth in the Equipment Advance Terms Schedule; (ii) the representations and warranties made by Borrower in the Loan Agreement are true and correct on the date hereof and will be true and correct in all material respects on such Funding Date, provided that any representation or warranty that specified an earlier date shall continue to be true as of that specified earlier date; and (iii) no Event of Default has occurred and is continuing under the Loan Agreement.  This Supplement may be executed by Borrower and Bank in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

This Supplement is delivered as of this day and year first above written.

SILICON VALLEY BANK, a California-chartered bank	INTRAWARE, INC., a Delaware corporation

By:	By:

Name:	Name:

Title:	Title:

Annex A

ELIGIBLE EQUIPMENT SCHEDULE

                The Eligible Equipment being financed with the Equipment Advance as to which this Loan Agreement Supplement is being executed is listed below.  Upon the funding of such Equipment Advance, the Eligible Equipment set forth on this Schedule automatically shall be deemed to be a part of the Collateral.

Description of Equipment:	Make	Model	Serial #	Invoice #

Annex B

EQUIPMENT ADVANCE TERMS SCHEDULE #________

Funding Date:  _____________________, 200__

Principal Amount of Equipment Advance  $___________

Interest Rate:  Greater of (i) Prime Rate plus 1.00% or (ii) 5.25%

Scheduled Payment Dates and Principal Payment Amounts:

                One (1) payment of $_______ due ______________

                ______ payments of $_______ due monthly in advance from ______ through ________.

                One (1) payment of $_______ due ______________

Maturity Date:  ___________

Payment No.	Payment Date

1

2

3

4

. . .

[24]

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:                         SILICON VALLEY BANK
FROM:                   INTRAWARE, INC.

DATED:                 ______________

                The undersigned authorized officer of INTRAWARE, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement dated as of August 1, 2003 between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending on the date first set forth above with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date, provided that any representation or warranty that specified an earlier date continues to be true as of that specified earlier date.  Attached are the required documents supporting the certification.  The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except (i) for the absence of footnotes with respect to interim financial statements, and subject to normal year-end adjustments, and (ii) as explained in an accompanying letter or footnotes.  The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required		Complies

Interim financial statements + CC	Monthly within 30 days		Yes	No
Annual audited financial statements + CC	Within 180 days of FYE		Yes	No
A/R Aging by Invoice Date	Monthly within 30 days		Yes	No

Financial Covenants	Required	Actual	Complies

A. Minimum Modified Quick Ratio (monthly)	1.50:1.00		Yes	No

B. Maximum Loss from Operations (quarterly)

Period

05/29/03 - 08/28/03	<$1,500,000>		Yes	No
08/29/03 - 11/28/03	<$900,000>		Yes	No
11/29/03 - 02/29/04	<$200,000>		Yes	No
Thereafter to be determined
by Bank in accordance with
Section 6.7 of the Agreement

Have there been updates to Borrower’s intellectual property?			Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY
Received by:
Sincerely,	AUTHORIZED SIGNER

INTRAWARE, INC.,	Date:
a Delaware corporation
Verified:
AUTHORIZED SIGNER
SIGNATURE

TITLE	Date:

DATE	Compliance Status: Yes No